Exhibit 4.3
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 28, 2010, among i2 Technologies, Inc. and i2 Technologies US, Inc. (each, a “Guaranteeing Subsidiary”), each of which is a subsidiary of JDA Software Group, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 10, 2009 providing for the issuance of 8.0% Senior Notes due 2014 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances each such Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
     4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: January 28, 2010

I2 TECHNOLOGIES, INC.
By:	/s/ Lindsay L. Hoopes
	Name:	Lindsay L. Hoopes
	Title:	Vice President & Secretary

I2 TECHNOLOGIES US, INC.
By:	/s/ Lindsay L. Hoopes
	Name:	Lindsay L. Hoopes
	Title:	Vice President & Secretary

JDA SOFTWARE GROUP, INC.
By:	/s/ Hamish Brewer
	Name:	Hamish Brewer
	Title:	President & CEO

JDA WORLDWIDE, INC.
By:	/s/ Lindsay L. Hoopes
	Name:	Lindsay L. Hoopes
	Title:	Vice President & Secretary

JDA SOFTWARE, INC.
By:	/s/ Lindsay L. Hoopes
	Name:	Lindsay L. Hoopes
	Title:	Vice President & Secretary

MANUGISTICS GROUP, INC.
By:	/s/ Lindsay L. Hoopes
	Name:	Lindsay L. Hoopes
	Title:	Vice President & Secretary

MANUGISTICS, INC.
By:	/s/ Lindsay L. Hoopes
	Name:	Lindsay L. Hoopes
	Title:	Vice President & Secretary

MANUGISTICS HOLDINGS DELAWARE II, INC.
By:	/s/ Lindsay L. Hoopes
	Name:	Lindsay L. Hoopes
	Title:	Vice President & Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President